SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-PARK-OHIO INDUSTRIES

          GABELLI INTERNATIONAL LTD
                                10/22/99            5,000             9.5000
          GAMCO INVESTORS, INC.
                                10/22/99           15,000             9.5625
                                10/22/99           25,000             9.4888
                                10/20/99           15,000            10.5625
                                10/18/99            1,000            10.7500
                                10/11/99           15,000            11.5000
                                10/11/99            1,000            11.5000
                                 9/09/99            5,000            16.0000
                                 8/24/99            5,000            16.7600
                                 8/23/99           10,000            16.5938
          GABELLI FUNDS, LLC.
               THE GABELLI SMALL CAP GROWTH FUND
                                10/22/99           15,000             9.4500
               THE GABELLI EQUITY TRUST,INC.
                                10/22/99           10,000             9.4500
                                 8/23/99            3,000            16.3750
















          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NASDAQ NATIONAL MARKET.

          (2) PRICE EXCLUDES COMMISSION.